Exhibit 3.1

SIXTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

2TOR, INC.

The undersigned, Christopher Paucek, hereby certifies that:

1.                                      The undersigned is the duly elected and acting President of 2tor, Inc., a Delaware corporation.

2.                                      The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on April 2, 2008, under the name 2Tor Inc., and was last amended and restated by the Fifth Amended and Restated Certificate of Incorporation filed with the Secretary of the State of Delaware on March 27, 2012 (the “Fifth Amended and Restated Certificate”).

3.                                      This Sixth Amended and Restated Certificate of Incorporation of this corporation amends and restates in its entirety the Fifth Amended and Restated Certificate to read as follows:

ARTICLE I

The name of this corporation is 2tor, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Zip Code 19808.  The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

(A)                               Classes of Stock.  The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares which the Corporation is authorized to issue is 58,218,439 shares, each with a par value of $0.001 per share.  35,344,262 shares shall be Common Stock and 22,874,177 shares shall be Preferred Stock.

(B)                               Rights, Preferences and Restrictions of Preferred Stock.  The Preferred Stock authorized by this Sixth Amended and Restated Certificate of Incorporation (this “Restated Certificate”) may be issued from time to time in one or more series.  (i) 10,033,976 shares of Preferred Stock shall be designated “Series A Preferred Stock,” (ii) 5,057,901 shares of Preferred

Stock shall be designated “Series B Preferred Stock,” (iii) 4,429,601 shares of Preferred Stock shall be designated “Series C Preferred Stock” and (iv) 3,352,699 shares of Preferred Stock shall be designated “Series D Preferred Stock.”  The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are as set forth below in this Article IV(B).

1.                                      Dividend Provisions.

(a)                                 Preferred Stock Dividend.  The holders of shares of Preferred Stock shall be entitled to receive dividends (the “Preferred Stock Dividends”) on a pari passu basis, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, at the rate of (i) $0.101512 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series A Preferred Stock then held by them; (ii) $0.356896 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series B Preferred Stock then held by them; (iii) $0.587307 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series C Preferred Stock then held by them; and (iv) $0.625168 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series D Preferred Stock then held by them; payable when, as and if declared by the Board of Directors of the Corporation (the “Board of Directors”).  Such dividends shall not be cumulative.

(b)                                 Common Stock Dividend.  After payment of the Preferred Stock Dividends, any additional dividends shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock then held by each holder (the “Common Stock Dividend”).  Notwithstanding anything in this Article IV(B)(1) to the contrary, each holder of shares of a series of Preferred Stock shall be entitled to receive the Common Stock Dividend on an as-if converted to Common Stock basis and pari passu with the holders of the Common Stock, in lieu of the applicable Preferred Stock Dividend, if such holder would receive, in the aggregate, a greater amount under the Common Stock Dividend than the applicable Preferred Stock Dividend.

2.                                      Liquidation.

(a)                                 Series A Preference.  In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, (i) prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock, by reason of their ownership thereof, and (ii) subject to the prior payment in full of the Series D Liquidation Preference, the Series C Liquidation Preference and the Series B Liquidation Preference (each as defined below), an amount per share equal to $1.2689 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each outstanding share of Series A Preferred Stock then held by them; plus any declared but unpaid dividends (the “Series A Liquidation Preference”).

(b)                                 Series B Preference.  In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive, (i) prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock and/or Series A Preferred Stock, by reason of their ownership thereof, and (ii) subject to the prior payment in full of the Series D Liquidation Preference and the Series C Liquidation Preference, an amount per share equal to $4.4612 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each outstanding share of Series B Preferred Stock then held by them; plus any declared but unpaid dividends (the “Series B Liquidation Preference”).

(c)                                  Series C Preference.  In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to receive, (i) prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock, Series A Preferred Stock and/or Series B Preferred Stock, by reason of their ownership thereof, and (ii) subject to the prior payment in full of the Series D Liquidation Preference, an amount per share equal to $7.341333 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each outstanding share of Series C Preferred Stock then held by them; plus any declared but unpaid dividends (the “Series C Liquidation Preference”).

(d)                                 Series D Preference.  In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock, by reason of their ownership thereof, an amount per share equal to $7.8146 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each outstanding share of Series D Preferred Stock then held by them; plus any declared but unpaid dividends (the “Series D Liquidation Preference”).

(e)                                  If the assets and funds to be distributed upon the occurrence of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, shall be insufficient to permit the payment to the holders of the Preferred Stock of the full preferential amounts set forth in this Article IV(B)(2), then the entire assets and funds of the Corporation legally available for distribution shall be distributed in the following order of priority:

(i)                                     first, ratably among the holders of Series D Preferred Stock in such a manner that the preferential amount to be distributed to each such holder at that time shall equal the amount obtained by multiplying the entire assets and funds of the Corporation legally available for distribution hereunder by a fraction, the numerator of which shall be the full preferential amount to which such holder would then be entitled under subparagraph (d) of this Article IV(B)(2) if the assets and funds available to be distributed sufficed to permit payment thereof, and the denominator of which shall be the full preferential amount to which all such holders would then be entitled under subparagraph (d) of this Article IV(B)(2) if the assets and property available to be distributed sufficed to permit payment thereof; and

(ii)                                  second, ratably among the holders of Series C Preferred Stock in such a manner that the preferential amount to be distributed to each such holder at that time shall equal the amount obtained by multiplying the entire assets and funds of the Corporation legally available for distribution hereunder by a fraction, the numerator of which shall be the full preferential amount to which such holder would then be entitled under subparagraph (c) of this Article IV(B)(2) if the assets and funds available to be distributed sufficed to permit payment thereof, and the denominator of which shall be the full preferential amount to which all such holders would then be entitled under subparagraph (c) of this Article IV(B)(2) if the assets and property available to be distributed sufficed to permit payment thereof; and

(iii)                               third, ratably among the holders of Series B Preferred Stock in such a manner that the preferential amount to be distributed to each such holder at that time shall equal the amount obtained by multiplying the entire assets and funds of the Corporation legally available for distribution hereunder by a fraction, the numerator of which shall be the full preferential amount to which such holder would then be entitled under subparagraph (b) of this Article IV(B)(2) if the assets and funds available to be distributed sufficed to permit payment thereof, and the denominator of which shall be the full preferential amount to which all such holders would then be entitled under subparagraph (b) of this Article IV(B)(2) if the assets and property available to be distributed sufficed to permit payment thereof; and

(iv)                              fourth, ratably among the holders of Series A Preferred Stock in such a manner that the preferential amount to be distributed to each such holder at that time shall equal the amount obtained by multiplying the entire assets and funds of the Corporation legally available for distribution hereunder by a fraction, the numerator of which shall be the full preferential amount to which such holder would then be entitled under subparagraph (a) of this Article IV(B)(2) if the assets and funds available to be distributed sufficed to permit payment thereof, and the denominator of which shall be the full preferential amount to which all such holders would then be entitled under subparagraph (a) of this Article IV(B)(2) if the assets and property available to be distributed sufficed to permit payment thereof.

(f)                                   Remaining Assets.  Upon the completion of the distribution required by Article IV(B)(2)(a)-(d) above, if assets remain in the Corporation, the holders of the Common Stock of the Corporation shall share all of the remaining assets of the Corporation ratably.

(g)                                  Deemed Conversion.  Notwithstanding the above, for purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive with respect to a Liquidation Transaction, as defined below, each such holder of shares of a series of Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of such series into shares of Common Stock immediately prior to the Liquidation Transaction if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such series of Preferred Stock into shares of Common Stock.  If any such holder shall be deemed to have converted shares of Preferred Stock into Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Common Stock.

(h)                                 Certain Transactions.

(i)                                     Deemed Liquidation.  For purposes of this Section 2, a liquidation, dissolution, or winding up of the Corporation shall be deemed to occur, unless otherwise waived by written notice from the holders of at least 75% of the voting power of the outstanding shares of Preferred Stock, if (x) the Corporation shall sell, convey, lease, transfer, exclusively license or otherwise dispose of, in a single transaction or series of related transactions, all or substantially all of its property, technology or business, or (y) the Corporation shall merge with or into or consolidate with any other corporation, limited liability company or other entity (other than a wholly owned subsidiary of the Corporation), including without limitation any such transaction in which the stockholders of the Corporation immediately prior to the transaction own no more than 50% of the voting power of the surviving corporation following the transaction, other than (A) a merger effected exclusively for the purpose of changing the domicile of the Corporation, or (B) a transaction in which the stockholders of the Corporation immediately prior to the transaction own more than 50% of the voting power of the surviving corporation following the transaction, or (z) the Corporation or its stockholders shall sell or transfer, in a single transaction or series of related transactions, capital stock or convertible debt securities representing a majority of the combined voting power of the then-outstanding securities of the Corporation (other than the sale of capital stock or convertible debt securities pursuant to an equity financing for capital raising purposes) (any such transaction described in clause (x), (y) or (z), a “Liquidation Transaction”).  In the event of any transaction that is deemed pursuant to this section to be a Liquidation Transaction, all references in this Section 2 to “assets of the Corporation” shall be deemed instead to refer to the aggregate consideration to be paid to the holders of the Corporation’s capital stock in such transaction.  Nothing in this subsection 2(h)(i) shall require the distribution to stockholders of anything other than proceeds of any such transaction.

(ii)                                  Valuation of Consideration.  In the event of a deemed liquidation as described in Section 2(h)(i) above, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value.  Any securities shall be valued as follows:

(A)                               Securities not subject to investment letter or other similar restrictions on free marketability:

(1)                                 If traded on a securities exchange, the value shall be based on a formula approved by the Board of Directors and derived from the closing prices of the securities on such exchange over a specified time period;

(2)                                 If actively traded over-the-counter, the value shall be based on a formula approved by the Board of Directors and derived from the closing bid or sales prices (whichever is applicable) of such securities over a specified time period; and

(3)                                 If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(B)                               The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as specified above in Section 2(h)(ii)(A) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

(i)                                     Notice of Liquidation Transaction.  The Corporation shall give each holder of record of Preferred Stock written notice of any impending Liquidation Transaction not later than 10 days prior to the stockholders’ meeting called to approve such Liquidation Transaction, or 10 days prior to the closing of such Liquidation Transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such Liquidation Transaction.  The first of such notices shall describe the material terms and conditions of the impending Liquidation Transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes.  Unless such notice requirements are waived, the Liquidation Transaction shall not take place sooner than 10 days after the Corporation has given the first notice provided for herein or sooner than 10 days after the Corporation has given notice of any material changes provided for herein.  Notwithstanding the other provisions of this Restated Certificate, all notice periods or requirements in this Restated Certificate may be shortened or waived, either before or after the action for which notice is required, upon the written consent of the holders of at least 75% of the voting power of the outstanding shares of Preferred Stock that are entitled to such notice rights.

(j)                                    Effect of Noncompliance.  In the event the requirements of Section 2(i) are not complied with, the Corporation shall forthwith either cause the closing of the Liquidation Transaction to be postponed until the requirements of this Section 2 have been complied with, or cancel such Liquidation Transaction, in which event the rights, preferences, privileges and restrictions of the holders of Preferred Stock shall revert to and be the same as such rights, preferences, privileges and restrictions existing immediately prior to the date of the first notice referred to in Section 2(i).

(k)                                 Allocation of Escrow.  In the event of a Liquidation Transaction pursuant to Article IV(B)(2)(h)(i), if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the applicable definitive agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Article IV(B)(2)(a)-(g) as if the Initial Consideration were the only consideration payable in connection with such Liquidation Transaction and (b) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Article IV(B)(2)(a)-(g) after taking into account the previous payment of the Initial Consideration as part of the same transaction.

3.                                      Redemption.

(a)                                 At any time after June 19, 2016, but within ninety (90) days after the receipt by the Corporation of a written request (the “Redemption Election”) from holders of at least 75% of the voting power of the outstanding shares of Preferred Stock (the “Requisite Holders”) that all outstanding shares of Preferred Stock be redeemed, the Corporation shall, from any source of funds legally available therefor, redeem in three (3) equal annual installments (each payment date being referred to herein as a “Redemption Date”) all outstanding shares of Preferred Stock by paying in cash therefor (i) $1.2689 per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) for each share of Series A Preferred Stock plus all declared but unpaid dividends on such share (the “Series A Redemption Price”), (ii) $4.4612 per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) for each share of Series B Preferred Stock plus all declared but unpaid dividends on such share (the “Series B Redemption Price”), (iii) $7.341333 per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) for each share of Series C Preferred Stock plus all declared but unpaid dividends on such share (the “Series C Redemption Price”) and (iv) $7.8146 per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) for each share of Series D Preferred Stock plus all declared but unpaid dividends on such share (the “Series D Redemption Price” and together with the Series A Redemption Price, the Series B Redemption Price and the Series C Redemption Price, the “Redemption Price”).  The number of shares of each series of Preferred Stock that the Corporation shall be required to redeem from each holder of the outstanding shares of Preferred Stock on any one Redemption Date shall be equal to the amount determined by dividing (i) the aggregate number of shares of such series of Preferred Stock held by such holder immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies).

(b)                                 At least twenty (20) but no more than forty (40) days prior to the initial Redemption Date in regards to any Redemption Election, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of Preferred Stock (the “Redeeming Holders”), at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected on the applicable Redemption Date, specifying that a Redemption Election has been delivered to the Corporation, the applicable Redemption Price and the place at which payment may be obtained and informing such holder of the manner and the place designated for such redemption to be effected (the “Initial Redemption Notice”).  At least ten (10) but no more than twenty (20) days prior to each of the two subsequent Redemption Dates, written notice shall be mailed, first class postage prepaid, to each Redeeming Holder, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected on the applicable Redemption Date, specifying the applicable Redemption Price and the place at which payment may be obtained and informing such holder of the manner and the place designated for such redemption to be effected (each a “Subsequent Redemption Notice”).  Except as provided in subparagraph (3)(c), on or after each Redemption Date, the Redeeming Holders on such Redemption Date shall surrender to the Corporation the certificate or certificates representing such shares to be redeemed, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.  In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(c)                                  From and after each Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the Redeeming Holders with respect to the shares of Preferred Stock held by such Redeeming Holders to be redeemed on such Redemption Date in the Redemption Notice for such Redeeming Holders (except the right to receive the applicable Redemption Price upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.  If the funds of the Corporation legally available for redemption of such shares of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds that are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares.  If shares of more than one Redeeming Holder are to be redeemed on any Redemption Date, those funds which are legally available will be used to redeem the maximum possible number of shares, allocated ratably among the holders of such shares to be redeemed based upon the total Redemption Price applicable to the shares of Preferred Stock to be redeemed by each Redeeming Holder.  The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein.  At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Preferred Stock, such funds will immediately be used to redeem the balance of the shares that the Corporation has become obliged to redeem (including the interest thereon that is then due and payable) on any Redemption Date but that it has not redeemed.

(d)                                 Except as provided for in this Section 3, the Preferred Stock is not mandatorily redeemable.

4.                                      Conversion.  The holders of shares of Preferred Stock shall be entitled to conversion rights as follows (the “Conversion Rights”):

(a)                                 Right to Convert.  Subject to Section 4(c), each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined as follows:  (A) in the case of shares of Series A Preferred Stock, by dividing $1.2689 by the Series A Conversion Price in effect on the date the certificate is surrendered for conversion; (B) in the case of shares of Series B Preferred Stock, by dividing $4.4612 by the Series B Conversion Price in effect on the date the certificate is surrendered for conversion; (C) in the case of shares of Series C Preferred stock, by dividing $7.341333 by the Series C Conversion Price in effect on the date the certificate is surrendered for conversion; and (D) in the case of shares of Series D Preferred Stock, by dividing $7.8146 by the Series D Conversion Price in effect on the date the certificate is surrendered for conversion (each of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and Series D Conversion Price, a “Conversion Price”).  The initial Series A Conversion Price shall be $1.2689; the initial Series B Conversion Price shall be $4.4612; the initial Series C Conversion Price shall be $7.341333 and the initial

Series D Conversion Price shall be $7.8146.  Such initial Conversion Prices shall be subject to adjustment as set forth in Section 4(d) below.

(b)                                 Automatic Conversion.  Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price then in effect for such share immediately upon the earlier of (i) the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with a deemed total market valuation for the Corporation, as calculated immediately prior to the issuance of the shares in such offering based on the gross “initial price” to the public (excluding any underwriter discounts or commissions) and the Company’s then current capitalization (assuming full conversion, exchange or exercise of all Common Stock Equivalents as defined herein and including the Company’s reserved but unissued option pool), of $330,000,000 and which results in aggregate cash proceeds to the Corporation of not less than $50,000,000 or (ii) the date specified by vote or written consent of (A) the holders of at least 66-2/3% of the voting power of the outstanding shares of Series A Preferred Stock, voting together as a class, (B) the holders of at least a majority of the voting power of the outstanding shares of Series B Preferred Stock, voting together as a class, (C) the holders of at least 60% of the voting power of the outstanding shares of Series C Preferred Stock, voting together as a class and (D) the holders of at least 60% of the voting power of the outstanding shares of Series D Preferred Stock, voting together as a class.

(c)                                  Mechanics of Conversion.  Before any holder of Preferred Stock shall be entitled to convert such Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such series of Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued.  The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such series of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.  If the conversion is in connection with a firm commitment underwritten public offering of securities, the conversion may, at the option of any holder tendering such Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event any persons entitled to receive Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(d)                                 Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations.  The Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and Series D Conversion Price shall be subject to adjustment from time to time as follows:

(i)                                     Issuance of Additional Stock below Purchase Price .  If the Corporation should issue, at any time after the date upon which any shares of Series D Preferred Stock were first issued (the “Purchase Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, in each case as last adjusted and in effect immediately prior to the issuance of such Additional Stock (as adjusted for stock splits, stock dividends, reclassification and the like), then in each case the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and/or Series D Conversion Price (as applicable) in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 4(d)(i), unless otherwise provided in this Section 4(d)(i).

(A)                               Adjustment Formula.  Whenever a Conversion Price applicable to a series of Preferred Stock is adjusted pursuant to this Section 4(d)(i), the new Conversion Price shall be determined by multiplying such Conversion Price then in effect by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (the “Outstanding Common”) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price then in effect and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock.  For purposes of the foregoing calculation, the term “Outstanding Common” shall include shares of Common Stock deemed issued pursuant to Section 4(d)(i)(E) below.

(B)                               Definition of “Additional Stock”.  For purposes of this Section 4(d)(i), “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(d)(i)(E)) by the Corporation after the Purchase Date, other than the following securities (the “Exempt Securities”):

(1)                                 securities issued pursuant to stock splits, stock dividends or similar transactions, as described in Section 4(d)(ii) hereof;

(2)                                 securities issuable upon conversion, exchange or exercise of convertible, exchangeable or exercisable securities outstanding as of the Purchase Date including, without limitation, warrants, notes, and options;

(3)                                 Common Stock (or options therefor) issued or issuable to employees, consultants, officers or directors of the Corporation pursuant to stock option plans or restricted stock plans or agreements approved by the Board of Directors; provided, however, that any such stock option plan or restricted stock plans or agreements adopted or amended on or after the Purchase Date shall require the affirmative consent of the director nominated to the Board of Directors by Bessemer Venture Partners VII L.P., Bessemer Venture Partners VII Institutional L.P. and BVP VII Special Opportunity Fund L.P., or their successors or assigns (the “BVP Director”), the director nominated to the Board of Directors by Redpoint Ventures III, L.P., or its successors or assigns (the “Redpoint Director”), and the director nominated to the Board of Directors by Highland Capital Partners VII Limited Partnership, Highland Capital Partners VII-B Limited Partnership, Highland Capital Partners VII-C Limited Partnership and Highland Entrepreneurs’ Fund VII Limited Partnership, or their successors or assigns (the “Highland Director”) then in office, if any;

(4)                                 securities issued or issuable in connection with the acquisition by the Corporation of another company or business (including, without limitation, the acquisition by the Corporation of substantially all intellectual property of such company or business) approved by the Board of Directors, including the affirmative consent of the BVP Director, the Redpoint Director and the Highland Director then in office, if any;

(5)                                 securities issued or issuable to financial institutions, equipment lessors, brokers or similar persons in connection with commercial credit arrangements, equipment financings, commercial property lease transactions, or similar transactions approved by the Board of Directors, including the affirmative consent of the BVP Director, the Redpoint Director and the Highland Director then in office, if any;

(6)                                 securities issued or issuable to an entity as a component of any business relationship with such entity primarily for the purpose of (A) joint venture, technology licensing or development activities, (B) distribution, supply or manufacture of the Corporation’s products or services or (C) any other arrangements involving corporate partners that are primarily for purposes other than raising capital, the terms of which business relationship with such entity are approved by the Board of Directors, including the affirmative consent of the BVP Director, the Redpoint Director and the Highland Director then in office, if any;

(7)                                 Common Stock issued or issuable upon conversion of the Preferred Stock; and

(8)                                 securities issued or issuable in any other transaction in which exemption from these price-based antidilution provisions is approved by the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of Preferred Stock voting together as a class, including the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of Series B Preferred Stock, holders of at least 60% of the voting power of the Series C Preferred Stock and holders of at least 60% of the voting power of the Series D Preferred Stock.

(C)                               No Fractional Adjustments.  No adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

(D)                               Determination of Consideration.  In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.  In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

(E)                                Deemed Issuances of Common Stock.  In the case of the issuance of securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (the “Common Stock Equivalents”), the following provisions shall apply for all purposes of this Section 4(d)(i):

(1)                                 The aggregate maximum number of shares of Common Stock deliverable upon conversion, exchange or exercise (assuming the satisfaction of any conditions to convertibility, exchangeability or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of any Common Stock Equivalents and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such securities were issued or such Common Stock Equivalents were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related Common Stock Equivalents (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion, exchange or exercise of any Common Stock Equivalents (the consideration in each case to be determined in the manner provided in Section 4(d)(i)(D)).

(2)                                 In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon conversion, exchange or exercise of any Common Stock Equivalents, other than a change resulting from the antidilution provisions thereof, the Conversion Price of any series of Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the conversion, exchange or exercise of such Common Stock Equivalents.

(3)                                 Upon the termination or expiration of the convertibility, exchangeability or exercisability of any Common Stock Equivalents, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Common Stock Equivalents that remain convertible, exchangeable or exercisable) actually issued upon the conversion, exchange or exercise of such Common Stock Equivalents.

(4)                                 The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Section 4(d)(i)(D) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(d)(i)(E)(2) or (3).

(F)                                 No Increased Conversion Price.  Notwithstanding any other provisions of this Section 4(d)(i), except to the limited extent provided for in Sections 4(d)(i)(E)(2) and (3), no adjustment of the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price pursuant to this Section 4(d)(i) shall have the effect of increasing such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price above such conversion price in effect immediately prior to such adjustment.

(ii)                                  Stock Splits and Dividends.  In the event the Corporation should at any time after the filing date of this Restated Certificate fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(d)(i)(E).

(iii)                               Reverse Stock Splits.  If the number of shares of Common Stock outstanding at any time after the filing date of this Restated Certificate is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e)                                  Other Distributions.  In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(i) or in Section 4(d)(ii), then, in each such case for the purpose of this Section 4(e), the holders of each series of Preferred Stock that is convertible into Common Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(f)                                   Recapitalizations.  If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in Section 2 or this Section 4), provision shall be made so that the holders of each series of Preferred Stock that is convertible into Common Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of such Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price then in effect and the number of shares issuable upon conversion of such Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(g)                                  No Fractional Shares and Certificate as to Adjustments.

(i)                                     No fractional shares shall be issued upon the conversion of any share or shares of Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share.  The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.  If the conversion would result in any fractional share, the Corporation shall, in lieu of issuing any such fractional share, pay the holder thereof an amount in cash equal to the fair market value of such fractional share on the date of conversion, as determined in good faith by the Board of Directors.

(ii)                                  Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, upon the written request at any time of any holder of such Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price, as applicable, at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such series of Preferred Stock.

(h)                                 Notices of Record Date.  In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(i)                                     Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of each series of Preferred Stock that is convertible into Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such series of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate.

(j)                                    Notices.  Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the U.S. mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

5.                                      Voting Rights.  Except as expressly provided by this Restated Certificate or as provided by law, the holders of Preferred Stock shall have the same voting rights as the holders of the Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and the holders of Common Stock and the holders of Preferred Stock shall vote together as a single class on all matters.  Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held, and each holder of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted.  Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).  The number of authorized shares of Common Stock may be increased or decreased upon the approval (by vote or written consent, as provided by law) of the holders of a majority of the voting power of the outstanding shares of Preferred Stock and Common Stock, voting together as a class, and without a separate class vote by the Common Stock.

6.                                      Protective Provisions.

(a)                                 Preferred Stock Protective Provisions.  So long as at least 1,000,000 shares of Preferred Stock (as adjusted for stock splits, stock dividends, reclassification and the like) are outstanding, the Corporation shall not (by amendment, reclassification, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 60% of the voting power of the outstanding shares of Preferred Stock, voting together as a class on an as-if-converted basis:

(i)                                     liquidate, dissolve or wind up the affairs of the Corporation, or effect a Liquidation Transaction;

(ii)                                  redeem, purchase or otherwise acquire (or pay into or set aside funds for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary (i) pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment if the aggregate value of such Common Stock repurchased does not exceed $50,000 in any twelve-month period or (ii) through the exercise of any right of first refusal approved by the Board of Directors, including the affirmative consent of each of the BVP Director, the Redpoint Director and the Highland Director then in office, if any; provided, further, that this restriction shall not apply to the redemption of shares of Preferred Stock as otherwise explicitly permitted by this Restated Certificate;

(iii)                               create, authorize or issue any debt security or otherwise incur indebtedness if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $1,000,000;

(iv)                              authorize or issue, or obligate itself to issue, any other equity security, including any security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, any series of the Preferred Stock with respect to voting (other than the pari passu voting rights of Common Stock), dividends, redemption, conversion or upon liquidation, or other material rights, preferences or privileges;

(v)                                 permit a subsidiary of the Corporation to sell or issue securities to any third party;

(vi)                              declare or pay dividends on or make any distribution on account of the Common Stock;

(vii)                           increase or decrease (other than by conversion ) the total number of authorized shares of Preferred Stock or Common Stock; or

(viii)                        adopt any stock option plan or restricted stock plan after the Purchase Date or amend any existing stock option plan or restricted stock plan to modify the number of shares available for distribution or issuance thereunder.

(b)                                 Series A Preferred Stock Protective Provisions.  So long as at least 1,000,000 shares of Series A Preferred Stock (as adjusted for stock splits, stock dividends, reclassification and the like) are outstanding, the Corporation shall not (by amendment, reclassification, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 66-2/3% of the voting power of the outstanding shares of Series A Preferred Stock, voting together as a class:

(i)                                     alter or change the rights, preferences or privileges of the Series A Preferred Stock;

(ii)                                  amend, alter or repeal any provision of this Restated Certificate or Bylaws of the Corporation in a manner that materially adversely affects the holders of the Series A Preferred Stock;

(iii)                               increase or decrease (other than by conversion) the total number of authorized shares of Series A Preferred Stock; or

(iv)                              reclassify, alter or amend the terms of the Common Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, whether effected by means of an amendment to this Restated Certificate or by merger, consolidation, recapitalization or otherwise, in a manner that makes (1) the Common Stock senior to, or on a parity with, the Series A Preferred Stock with respect to the distribution of assets upon a liquidation, dissolution or winding up of the Corporation or (2) the Common Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock senior to the Series A Preferred Stock with respect to the payment of dividends and rights of redemption.

(c)                                  Series B Preferred Stock Protective Provisions.  So long as at least 505,000 shares of Series B Preferred Stock (as adjusted for stock splits, stock dividends, reclassification and the like) are outstanding, the Corporation shall not (by amendment, reclassification, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the voting power of the outstanding shares of Series B Preferred Stock, voting together as a class:

(i)                                     alter or change the rights, preferences or privileges of the Series B Preferred Stock;

(ii)                                  amend, alter or repeal any provision of this Restated Certificate or Bylaws of the Corporation in a manner that materially adversely affects the holders of the Series B Preferred Stock;

(iii)                               increase or decrease (other than by conversion) the total number of authorized shares of Series B Preferred Stock;

(iv)                              without limiting subsection (ii) above, amend, alter or repeal the following provisions of this Restated Certificate in a manner that adversely affects the holders of the Series B Preferred Stock:  (A) the definition of “Liquidation Transaction,” or any other event or transaction that would constitute a “deemed liquidation” pursuant to Article IV(B)(2)(h) of this Restated Certificate, (B) the terms of the conversion of the Preferred Stock into Common Stock; (C) the election of the director elected by the holders of the Series B Preferred Stock pursuant to that certain Amended and Restated Voting Agreement by and among the Corporation, the holders of the Preferred Stock and the other holders of the Corporation’s capital stock party thereto; or (D) any provision of Article IV(B)(4)(d) of this Restated Certificate;

(v)                                 reclassify, alter or amend the terms of the Common Stock, Series A Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, whether effected by means of an amendment to this Restated Certificate or by merger, consolidation, recapitalization or otherwise, in a manner that makes (1) the Common Stock or Series A

Preferred Stock senior to, or on a parity with, the Series B Preferred Stock with respect to the distribution of assets upon a liquidation, dissolution or winding up of the Corporation or (2) the Common Stock, Series A Preferred Stock, Series C Preferred Stock or Series D Preferred Stock senior to the Series B Preferred Stock with respect to the payment of dividends or rights of redemption; or

(vi)                              amend, alter or repeal any provision set forth in this Article IV(B)(6)(c).

(d)                                 Series C Preferred Stock Protective Provisions.  So long as at least 443,000 shares of Series C Preferred Stock (as adjusted for stock splits, stock dividends, reclassification and the like) are outstanding, the Corporation shall not (by amendment, reclassification, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 60% of the voting power of the outstanding shares of Series C Preferred Stock, voting together as a class:

(i)                                     alter or change the rights, preferences or privileges of the Series C Preferred Stock;

(ii)                                  amend, alter or repeal any provision of this Restated Certificate or Bylaws of the Corporation in a manner that would adversely affect the holders of the Series C Preferred Stock;

(iii)                               increase or decrease (other than by conversion ) the total number of authorized shares of Series C Preferred Stock;

(iv)                              on or prior to March 4, 2013, create, authorize or issue, or obligate itself to issue, any other equity security, including any security convertible into or exercisable for any equity security, (x) having a preference over, or being on a parity with, the Series C Preferred Stock with respect to voting (other than the pari passu voting rights of Common Stock), dividends, redemption, conversion or upon liquidation, or other material rights, preferences or privileges and (y) at a price per share (on a fully converted basis) that is less than the Series C Conversion Price;

(v)                                 without limiting subsection (ii) above, amend, alter or repeal the following provisions of this Restated Certificate in a manner that adversely affects the holders of the Series C Preferred Stock:  (A) the definition of “Liquidation Transaction,” or any other event or transaction that would constitute a “deemed liquidation” pursuant to Article IV(B)(2)(h) of this Restated Certificate, (B) the terms of the conversion of the Preferred Stock into Common Stock; (C) the election of the director elected by the holders of the Series C Preferred Stock pursuant to that certain Amended and Restated Voting Agreement by and among the Corporation, the holders of the Preferred Stock and the other holders of the Corporation’s capital stock party thereto; or (D) any provision of Article IV(B)(4)(d) of this Restated Certificate;

(vi)                              without limiting subsection (ii) above, reclassify, alter or amend the terms of the Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock, whether effected by means of an amendment to this Restated

Certificate or by merger, consolidation, recapitalization or otherwise, in a manner that makes (1) the Common Stock, Series A Preferred Stock or Series B Preferred Stock senior to, or on a parity with, the Series C Preferred Stock with respect to the distribution of assets upon a liquidation, dissolution or winding up of the Corporation or (2) the Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock senior to the Series C Preferred Stock with respect to the payment of dividends and rights of redemption; or

(vii)                           without limiting subsection (ii) above, amend, alter or repeal any provision set forth in this Article IV(B)(6)(d).

(e)                                  Series D Preferred Stock Protective Provisions.  So long as at least 308,397 shares of Series D Preferred Stock (as adjusted for stock splits, stock dividends, reclassification and the like) are outstanding, the Corporation shall not (by amendment, reclassification, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 60% of the voting power of the outstanding shares of Series D Preferred Stock, voting together as a class:

(i)                                     alter or change the rights, preferences or privileges of the Series D Preferred Stock;

(ii)                                  amend, alter or repeal any provision of this Restated Certificate or Bylaws of the Corporation in a manner that would adversely affect the holders of the Series D Preferred Stock;

(iii)                               increase or decrease (other than by conversion ) the total number of authorized shares of Series D Preferred Stock;

(iv)                              without limiting subsection (ii) above, amend, alter or repeal the following provisions of this Restated Certificate in a manner that adversely affects the holders of the Series D Preferred Stock:  (A) the definition of “Liquidation Transaction,” or any other event or transaction that would constitute a “deemed liquidation” pursuant to Article IV(B)(2)(h) of this Restated Certificate, (B) the terms of the conversion of the Preferred Stock into Common Stock; or (C) any provision of Article IV(B)(4)(d) of this Restated Certificate;

(v)                                 without limiting subsection (ii) above, reclassify, alter or amend the terms of the Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, whether effected by means of an amendment to this Restated Certificate or by merger, consolidation, recapitalization or otherwise, in a manner that makes the Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (1) senior to, or on a parity with, the Series D Preferred Stock with respect to the distribution of assets upon a liquidation, dissolution or winding up of the Corporation or (2) senior to the Series D Preferred Stock with respect to the payment of dividends and rights of redemption; or

(vi)                              without limiting subsection (ii) above, amend, alter or repeal any provision set forth in this Article IV(B)(6)(e).

7.                                      Status of Converted Stock.  In the event any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation.  This Restated Certificate shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

(C)                               Common Stock.

1.                                      Dividend Rights.  Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2.                                      Liquidation Rights.  Upon the liquidation, dissolution or winding up of the Corporation, or the occurrence of a Liquidation Transaction, the assets of the Corporation shall be distributed as provided in Section 2 of Article IV(B).

3.                                      Redemption.  The Common Stock is not mandatorily redeemable.

4.                                      Voting Rights.  Each holder of Common Stock shall have the right to one vote per share of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

ARTICLE V

Except as otherwise set forth herein, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation.

ARTICLE VI

Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

ARTICLE VII

(A)                               To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(B)                               The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

(C)                               Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Restated Certificate inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

(D)                               Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

ARTICLE VIII

The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity.  An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

*    *    *

The foregoing Sixth Amended and Restated Certificate of Incorporation has been duly adopted by this corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law.

Executed at New York, New York, on April 2, 2012.

/s/ Christopher Paucek
Christopher Paucek, CEO and President

CERTIFICATE OF AMENDMENT

TO THE SIXTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

2TOR, INC.

Pursuant to Section 242 of the

Delaware General Corporation Law

2tor, Inc., a Delaware corporation (the “Company”), hereby certifies as follows:

1.                                      The Sixth Amended and Restated Certificate of Incorporation of the Company was filed with the Secretary of State of Delaware on April 3, 2012 (the “Current Certificate”).

2.                                      Section A of Article Fourth of the Current Certificate is hereby amended and restated in its entirety as follows:

(A)                               Classes of Stock.  The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares which the Corporation is authorized to issue is 59,498,095 shares, each with a par value of $0.001 per share.  35,984,090 shares shall be Common Stock and 23,514,005 shares shall be Preferred Stock.

3.                                      Section B of Article Fourth of the Current Certificate is hereby amended and restated in its entirety as follows:

(B)                               Rights, Preferences and Restrictions of Preferred Stock.  The Preferred Stock authorized by this Sixth Amended and Restated Certificate of Incorporation (this “Restated Certificate”) may be issued from time to time in one or more series.  (i) 10,033,976 shares of Preferred Stock shall be designated “Series A Preferred Stock,” (ii) 5,057,901 shares of Preferred Stock shall be designated “Series B Preferred Stock,” (iii) 4,429,601 shares of Preferred Stock shall be designated “Series C Preferred Stock” and (iv) 3,992,527 shares of Preferred Stock shall be designated “Series D Preferred Stock.”  The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are as set forth below in this Article IV(B).

4.                                      This Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation of the Company has been approved in accordance with Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be executed by its duly authorized officer as of August 6, 2012.

2TOR, INC.

/s/ Christopher Paucek
Christopher Paucek, CEO and President

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF
2TOR, INC.

2TOR, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:  The name of the corporation is 2TOR, INC.

SECOND:  The date of the filing of the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was April 2, 2008 under the name 2Tor, Inc. and was last amended and restated by the Fifth Amended and Restated Certificate of Incorporation filed with the Secretary of the State of Delaware on March 27, 2012.

THIRD:                               The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending the Corporation’s Amended and Restated Certificate of Incorporation as follows:

Article I will be amended to read in its entirety as follows:

“The name of this corporation is 2U, INC. (the “Corporation”).”

FOURTH:  The amendment of the Amended and Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and  242 of the General Corporation Law of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

The undersigned authorized officer of 2tor, Inc. has caused this Certificate of Amendment to be signed this 11th day of October, 2012.

2TOR, INC.

By:	/s/ Christopher Paucek
Christopher Paucek
Chief Executive Officer and President